Exhibit 10.35

FORM OF EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of February     , 2010 (and effective as set forth in Section 3.15 of this Agreement), by and among Graham Packaging Company Inc., a Delaware corporation (“Issuer”), Graham Packaging Holdings Company, a Pennsylvania limited partnership (“Holdings”), Graham Packaging Corporation, a Pennsylvania corporation (“GPC”) and GPC Holdings, L.P. (“GPCLP” and, together with GPC, the “Graham Family Partners”).

WHEREAS, the parties hereto desire to provide for the exchange of certain Partnership Units of Holdings for shares of Common Stock of the Issuer, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“GPC” has the meaning set forth in the preamble of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of Issuer.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Date” has the meaning set forth in Section 2.1(b) of this Agreement.

“Exchange Rate” means the number of shares of Common Stock for which a Partnership Unit is entitled to be exchanged. On the date of this Agreement, the Exchange Rate shall be 1 for 1, which Exchange Rate shall be subject to modification as provided in Section 2.4.

“General Partner” means BCP/Graham Holdings, L.L.C., the general partner of Holdings.

“GP Corp” has the meaning set forth in the preamble of this Agreement.

“GPCLP” has the meaning set forth in the preamble of this Agreement.

“Graham Family Partners” has the meaning set forth in the preamble of this Agreement.

“Holdings” has the meaning set forth in the preamble of this Agreement.

“IPO” means the initial public offering and sale of shares of Common Stock, as contemplated by GPC Inc.’s Registration Statement on Form S-1 (File No. 333-163956).

“Issuer” has the meaning set forth in the preamble of this Agreement.

“Parties” means the Graham Family Partners and Holdings.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenanacy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Partnership Agreement” means the Sixth Amended and Restated Limited Partnership Agreement of Graham Packaging Holdings Company, to be dated substantially concurrently with the consummation of the IPO, as it may be amended, supplemented or restated from time to time.

“Partnership Unit” means one limited partnership unit representing a partnership interest in Holdings, issued pursuant to the Partnership Agreement.

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of February __, 2010, by and among the Issuer, the Graham Partners and the other holders, as amended.

“Sale Transaction” has the meaning set forth in Section 2.7 of this Agreement.

“Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by the Issuer to act as registrar and transfer agent for shares of Common Stock.

ARTICLE II

EXCHANGE OF PARTNERSHIP UNITS

SECTION 2.1. Exchange of Partnership Units. (a) Subject to adjustment as provided in this Article II, to the provisions of the Partnership Agreement and to the provisions of Section 2.2 hereof, each Graham Family Partner shall be entitled to exchange Partnership Units held by such Graham Family Partner at any time and from time to time. A Graham Family

Partner may surrender Partnership Units to Holdings in exchange for the delivery by the Issuer of a number of shares of Common Stock equal to the product of such number of Partnership Units surrendered multiplied by the Exchange Rate (an “Exchange”).

(b) On the date Partnership Units are surrendered for exchange (the “Exchange Date”), all rights of the exchanging Graham Family Partner as holder of such Partnership Units shall cease and such Partnership Units shall automatically be extinguished, and such exchanging Graham Family Partner shall be treated for all purposes as having become the record holder of such shares of Common Stock.

SECTION 2.2. Exchange Procedures. (a) As promptly as practicable following the surrender for exchange of Partnership Units in the manner provided in this Article II, the Issuer shall deliver or cause to be delivered at the principal executive offices of the Issuer or at the office of the Transfer Agent the number of shares of Common Stock issuable upon such exchange, issued in the name of such exchanging Graham Family Partner.

(b) The Issuer may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article II, including, without limitation, procedures for the giving of notice of exchange and the surrender of Partnership Units in the event that the Partnership Units are uncertificated.

SECTION 2.3. Exchange Restrictions. Notwithstanding anything to the contrary contained herein, a Graham Family Partner shall not be entitled to exchange Partnership Units, and the Issuer and Holdings shall have the right to refuse to honor any request for exchange of Partnership Units, (i) if such exchange would be prohibited under applicable law or regulation or (ii) if such exchange would cause Holdings to be classified as a “publicly traded partnership” as such term is defined in Section 7704 of the Code and the regulations promulgated thereunder.

SECTION 2.4. Splits, Distributions and Reclassifications. The Exchange Rate shall be adjusted accordingly and equitably if there is: (1) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the Partnership Units that is not accompanied by an identical subdivision or combination of the shares of Common Stock; or (2) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the shares of Common Stock that is not accompanied by an identical subdivision or combination of the Partnership Units. In the event of a reclassification or other similar transaction as a result of which the shares of Common Stock are converted into another security, then a Graham Family Partner shall be entitled to receive upon exchange the amount of such security that such Graham Family Partner would have received if such exchange had occurred immediately prior to the effective date of such reclassification or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any Partnership Unit.

SECTION 2.5. Taxes. The delivery of shares of Common Stock upon exchange of Partnership Units shall be made without charge to the Graham Family Partners for any stamp or other similar tax in respect of such issuance unless otherwise required by law.

SECTION 2.6. Common Stock Issued. For the avoidance of doubt, the shares of Common Stock issued in exchange for Partnership Units will not be registered under the Securities Act of 1933, as amended, but will be Registrable Securities and subject to the provisions of the Registration Rights Agreement.

SECTION 2.7. Reserves. At all times, Issuer shall maintain a minimum number of unencumbered shares of Common Stock reserved for issuance equal to the product of the aggregate number of Partnership Units held by the Graham Family Partners multiplied by the Exchange Rate.

ARTICLE III

GENERAL PROVISIONS

SECTION 3.1. (a) Representations and Warranties of Issuer, Holdings and the Graham Family Partners. Each of Issuer, Holdings and the Graham Family Partners hereby represents and warrants to the respective other Parties as follows:

(i) it has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(ii) the execution, delivery and performance of this Agreement by it will not result in any material breach or violation of or default or right of termination or acceleration under any statute, law, regulation, ordinance, rule, permit, concession, grant, franchise, license or other authorization or approval of any governmental authority, judgment, order or decree or any mortgage, agreement, deed of trust, indenture or any other instrument to which it is a party or by which it or any of its properties or assets are bound or which is otherwise applicable to it.

(b) Representations and Warranties of Issuer and Holdings. Each of Issuer and Holdings hereby represents and warrants to the Graham Family Partners that, upon the valid surrender of Partnership Units pursuant to an Exchange pursuant to the terms of this Agreement, the Common Stock delivered to the Graham Family Partners pursuant to such Exchange shall be duly and validly authorized, fully paid and nonassessable, and shall be issued in the name of GPCLP or GCP, or such other party as the Graham Family Partners may designate in writing, without charge for any stamp or other similar tax in respect of such issuance, and will pass to the Graham Family Partners or their designee, free and clear of any liens, security interests and other encumbrances other than any such liens, security interests or other encumbrances imposed by the Graham Family Partners.

SECTION 3.2. Amendment. The provisions of this Agreement may be amended by the affirmative vote or written consent of each of the Issuer and Holdings and the holders of at least seventy-five percent (75%) of the Percentage Interests (as such term is defined in the Partnership Agreement) of the Partnership Units (excluding Partnership Units held by the Issuer and the General Partner). Each Graham Family Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or written consent of less than all of the Graham Family Partners, such action may be so taken upon the concurrence of less than all of the Graham Family Partners and each Graham Family Partner shall be bound by the results of such action. Without limiting the foregoing, any change, amendment, supplement or waiver which would have the effect of altering, supplementing or amending the Exchange Rate as adjusted from time to time pursuant to Section 2.4 hereof or the adjustments thereto provided in Section 2.4 shall be approved by the Graham Family Partners.

SECTION 3.3. Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.3):

(a) If to the Issuer or Holdings, to:

Graham Packaging Company Inc.

2401 Pleasant Valley Road

York, Pennsylvania 17402

Attention: Chief Legal Officer

Facsimile: (717) 849-8541

With a required copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Attention: Wilson S. Neely

Facsimile: (212) 455-2502

(b) If to any Graham Family Partner, to:

Graham Capital Company

1420 Sixth Avenue

York, PA 17405

Attention: Paul L. Rudy, III

Facsimile: (717) 846-6931

With a required copy to:

Drinker Biddle & Reath LLP

105 College Road East

P.O. Box 627

Princeton, NJ 08542-0627

Attention: James Biehl

Facsimile: (609) 799-7000

SECTION 3.4. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 3.5. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties hereto including, without limitation and without the need for an express assignment, subsequent holders of Partnership Units; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Partnership Units in violation of the terms of the Partnership Agreement or applicable law. Any Partnership Units acquired from a Graham Family Partner (or a permitted assignee thereof) shall be entitled to all of the rights and be held subject to all of the obligations of this Agreement, and by taking and holding such Partnership Units, such assignee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

SECTION 3.6. Third Party Beneficiary. Nothing in this Agreement, express or implied, is intended to or shall confer upon anyone other than the Parties and their respective successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 3.7. Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions thereof.

SECTION 3.8. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 3.9. Integration. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 3.10. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 3.11. Submission to Jurisdiction; Waiver of Jury Trial. (a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in Delaware in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), in the case of matters relating to an Exchange, the Issuer may bring, on behalf of the Issuer or Holdings or on behalf of one or more Graham Family Partners, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Graham Family Partner (i) expressly consents to the application of paragraph (c) of this Section 3.11 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Issuer, as such Graham Family Partner’s agents for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Graham Family Partner of any such service of process, shall be deemed in every respect effective service of process upon the Graham Family Partner in any such action or proceeding.

(c) (i) EACH GRAHAM FAMILY PARTNER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN WILMINGTON, DELAWARE FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 3.11, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 3.11 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 3.11 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 3.11, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 3.11. In that case, this Section 3.11 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 3.11 shall be construed to omit such invalid or unenforceable provision.

SECTION 3.12. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.12.

SECTION 3.13. Tax Treatment. To the extent this Agreement imposes obligations upon Holdings or the General Partner, this Agreement shall be treated as part of the Partnership Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

SECTION 3.14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

SECTION 3.15. Effective Date. This Agreement shall become effective upon the closing of the IPO and shall be of no force and effect (i) prior to the closing of the IPO and (ii) if the closing of the IPO has not been consummated within ten (10) Business Days from the date of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

GRAHAM PACKAGING COMPANY INC.

By:
Name:
Title:

GRAHAM PACKAGING HOLDINGS COMPANY

By:
Name:
Title:

GRAHAM PACKAGING CORPORATION

By:
Name:
Title:

GPC HOLDINGS, L.P.

By:	GPC Investments, LLC, its General Partner

By:
Name:
Title: